Exhibit 99.1

Moelis & Company Reports Second Quarter and First Half 2023 Financial Results;

Declares Regular Quarterly Dividend of $0.60 Per Share

•
Second quarter GAAP revenues of $179.9 million; second quarter Adjusted revenues of $182.2 million, down 23% from the prior year period
•
First half GAAP revenues of $367.7 million; first half Adjusted revenues of $367.5 million, down 31% from the first half of 2022
•
GAAP net loss of $0.17 per share for the second quarter of 2023 and $0.12 per share for the first half of 2023; Adjusted net loss of $0.04 per share for the second quarter of 2023 and Adjusted net income of $0.02 per share (diluted) for the first half of 2023, after excluding $10.4 million of expense related to an agreed in principle regulatory settlement
•
Continued to execute on our growth strategy:
―
In the first half of 2023, we hired 19 Managing Directors across areas of key strategic importance to the firm including Technology, Industrials, M&A, Capital Structure Advisory, Capital Markets, Private Funds Advisory and regional coverage in France
―
Additionally, two Industrials-focused Managing Directors will join the Firm in the coming months
•
Strong balance sheet with cash and short term investments of $194.8 million and no debt or goodwill
―
Declared quarterly dividend of $0.60 per share

NEW YORK, July 26, 2023 – Moelis & Company (NYSE: MC) today reported financial results for the quarter ended June 30, 2023. The Firm's second quarter GAAP revenues were $179.9 million as compared with $242.5 million in the prior year period. On an Adjusted basis, the Firm’s second quarter revenues of $182.2 million decreased 23% from the prior year period. The Firm reported a GAAP net loss of $13.2 million and $0.17 per share for the second quarter of 2023. On an Adjusted basis, the Firm reported a net loss of $2.6 million and $0.04 per share for the second quarter of 2023, which compares with net income of $43.2 million and $0.57 per share (diluted) in the prior year period. Adjusted net loss for the second quarter of 2023 excludes $10.4 million of expense related to an agreement in principle with the staff of the U.S. Securities and Exchange Commission (the "SEC") to resolve an investigation of our practices relating to recordkeeping of business communications on messaging applications (the "Settlement"). The Settlement will include a civil penalty of $10.0 million and we have incurred $0.4 million of related expenses. The Settlement is subject to approval by the SEC.

GAAP revenues for the first half of 2023 were $367.7 million. Adjusted revenues for the first half of 2023 were $367.5 million and represented a decrease of 31% from the prior year period. The Firm reported a GAAP net loss of $9.7 million, or $0.12 per share for the first half of 2023, as compared with GAAP net income of $117.5 million, or $1.49 per share (diluted), in the first half of 2022. On an Adjusted basis, the Firm reported net income of $1.2 million, or $0.02 per share (diluted) in the first half of 2023, as compared with $116.2 million, or $1.52 per share (diluted), in the prior year period. Adjusted net income for the first half of 2023 excludes $10.4 million of expense related to the Settlement. GAAP and Adjusted net income in the first half of 2023 include net tax benefits of approximately $0.05 per share related to the settlement of share based awards.

"Our strategic investments in talent over the last year better position us to provide innovative solutions to clients in the largest and most disruptive areas of the global economy," said Ken Moelis, Chairman and Chief Executive Officer.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 91% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 9% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state, local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s second quarter operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands except per share data)	2023	2022	2023 vs. 2022 Variance	2023	2022	2023 vs. 2022 Variance

Revenues	$179,871	$242,520	-26%	$182,243	$237,444	-23%
Income (loss) before income taxes	(15,215)	59,153	N/M	(4,574)	59,153	N/M
Provision (benefit) for income taxes	(1,969)	15,296	N/M	(1,936)	15,926	N/M
Net income (loss)	(13,246)	43,857	N/M	(2,638)	43,227	N/M
Net income (loss) attributable to noncontrolling interests	(1,272)	4,894	N/M	—	—	N/M
Net income (loss) attributable to Moelis & Company	$(11,974)	$38,963	N/M	$(2,638)	$43,227	N/M
Diluted earnings (loss) per share	$(0.17)	$0.56	N/M	$(0.04)	$0.57	N/M
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands except per share data)	2023	2022	2023 vs. 2022 Variance	2023	2022	2023 vs. 2022 Variance

Revenues	$367,691	$544,608	-32%	$367,542	$535,652	-31%
Income (loss) before income taxes	(14,860)	146,345	N/M	(4,219)	146,345	N/M
Provision (benefit) for income taxes	(5,177)	28,894	N/M	(5,408)	30,102	N/M
Net income (loss)	(9,683)	117,451	N/M	1,189	116,243	-99%
Net income (loss) attributable to noncontrolling interests	(1,375)	12,773	N/M	—	—	N/M
Net income (loss) attributable to Moelis & Company	$(8,308)	$104,678	N/M	$1,189	$116,243	-99%
Diluted earnings (loss) per share	$(0.12)	$1.49	N/M	$0.02	$1.52	-99%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned GAAP revenues of $179.9 million in the second quarter of 2023, as compared with $242.5 million in the prior year period. On an Adjusted basis, we earned revenues of $182.2 million in the second quarter of 2023, as compared with $237.4 million in the prior year period, representing a decrease of 23%. This compares with a 46%1 decrease in the number of global completed M&A transactions greater than $100 million in the same period. The decrease in second quarter revenues was driven by fewer transaction completions as compared with the prior year period.

For the first half of 2023, we earned GAAP revenues of $367.7 million, as compared with $544.6 million in the prior year period. On an Adjusted basis, we earned revenues of $367.5 million in the first half of 2023, as compared with $535.7 million in the first half of 2022, or a decrease of 31%.

We continued to execute on our strategy of organic growth. In the first half of 2023, we hired 19 Managing Directors focused on key areas of strategic importance to the Firm including Technology, Industrials, M&A, Capital Structure Advisory, Capital Markets, Private Funds Advisory and regional coverage in France. Additionally, two Industrials-focused Managing Directors will join the Firm in the coming months.

1Source: Refinitiv as of July 6, 2023; includes all globally completed transactions greater than $100mm

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands)	2023	2022	2023 vs. 2022 Variance	2023	2022	2023 vs. 2022 Variance

Expenses:
Compensation and benefits	$145,794	$140,092	4%	$145,794	$140,092	4%
% of revenues	81.1%	57.8%		80.0%	59.0%
Non-compensation expenses	$43,663	$40,229	9%	$43,243	$40,229	7%
% of revenues	24.3%	16.6%		23.7%	16.9%
Total operating expenses	$189,457	$180,321	5%	$189,037	$180,321	5%
% of revenues	105.3%	74.4%		103.7%	75.9%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands)	2023	2022	2023 vs. 2022 Variance	2023	2022	2023 vs. 2022 Variance

Expenses:
Compensation and benefits	$294,033	$316,729	-7%	$294,033	$316,035	-7%
% of revenues	80.0%	58.2%		80.0%	59.0%
Non-compensation expenses	$84,635	$76,253	11%	$84,215	$76,253	10%
% of revenues	23.0%	14.0%		22.9%	14.2%
Total operating expenses	$378,668	$392,982	-4%	$378,248	$392,288	-4%
% of revenues	103.0%	72.2%		102.9%	73.2%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $189.5 million for the second quarter of 2023. On an Adjusted basis, operating expenses were $189.0 million for the second quarter of 2023, as compared with $180.3 million in the prior year period. The increase in operating expenses in the second quarter of 2023 is attributable to an increase in both compensation and benefits expenses and non-compensation expenses as compared with the prior year period. For the first half of 2023, total operating expenses on a GAAP basis were $378.7 million. On an Adjusted basis, operating expenses were $378.2 million for the first half of 2023 as compared with $392.3 million in the prior year period. The decrease in Adjusted operating expenses in the first half of 2023 is primarily due to a decrease in compensation and benefits expenses, partially offset by an increase in non-compensation expenses as compared with the prior year period.

Compensation and benefits expenses on a GAAP and Adjusted basis were $145.8 million for the second quarter of 2023 as compared with $140.1 million in the prior year period. The increase in compensation and benefits expenses for the second quarter of 2023 is primarily attributable to increased headcount. For the first half of 2023, compensation and benefits expenses on a GAAP and Adjusted basis were $294.0 million, as compared with Adjusted compensation and benefits expenses of $316.0 million in the prior year period. The decrease in compensation and benefits expenses during the first half of 2023 is attributable to a lower bonus expense accrual, associated with lower revenues earned as compared with the prior year period.

Non-compensation expenses on a GAAP basis were $43.7 million for the second quarter of 2023 as compared with $40.2 million in the prior year period. Adjusted non-compensation expenses for the second quarter of 2023 were $43.2 million as compared with $40.2 million in the prior year period. The increase in Adjusted non-compensation expenses in the second quarter of 2023 is primarily attributable to increased headcount as compared with the prior year period. For the first half of 2023, GAAP non-compensation expenses were $84.6 million as compared with $76.3 million in the prior year period. On an Adjusted basis, non-compensation expenses were $84.2 million as compared with $76.3 million in the prior year period. The increase in Adjusted non-compensation expenses for the first half of 2023 is primarily attributable to an increase in deal-related travel and entertainment, communications and technology expenses and professional fees.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands)	2023	2022	2023 vs. 2022 Variance	2023	2022	2023 vs. 2022 Variance

Other income (expenses)	$(5,629)	$(3,046)	85%	$2,220	$2,030	9%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands)	2023	2022	2023 vs. 2022 Variance	2023	2022	2023 vs. 2022 Variance

Other income (expenses)	$(3,883)	$(5,281)	-26%	$6,487	$2,981	118%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was expense of $5.6 million for the second quarter of 2023, as compared with expense of $3.0 million in the prior year period. On an Adjusted basis, other income for the second quarter of 2023 was $2.2 million, as compared with $2.0 million in the prior year period. In the second quarter of 2023, we recorded gains of $2.4 million from the mark-to-market impact on certain shares held and sold during the period. The economics of the $2.4 million in gains are included within Adjusted revenues and did not impact our GAAP or Adjusted earnings per share.

For the first half of 2023, other income (expenses) on a GAAP basis was expense of $3.9 million as compared with $5.3 million in the prior year period. On an Adjusted basis, other income for the first half of 2023 was $6.5 million as compared with $3.0 million in the first half of 2022. For the first half of 2023, we recorded losses of $0.1 million from the mark-to-market impact on certain shares held and sold during the period. The economics of the $0.1 million in losses are included within Adjusted revenues and did not impact our GAAP or Adjusted earnings per share.

Adjusted other income for the second quarter and first half of 2023 excludes $10.0 million of expenses related to the Settlement.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 91% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 9% of activity is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the noncontrolling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s second quarter 2023 operating results were taxed at our corporate effective tax rate resulting in a net tax benefit of approximately $1.9 million.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of June 30, 2023, we held cash and liquid investments of $194.8 million and had no debt or goodwill on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.60 per share. The $0.60 per share will be paid on September 22, 2023 to common stockholders of record on August 7, 2023.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, July 26, 2023, accessible via telephone and the internet. Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our second quarter 2023 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-888-300-4150 (domestic) or 1-646-970-1530 (international) and using access code 8014191. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-800-770-2030 (domestic) or 1-647-362-9199 (international); the conference number is 8014191.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, private fund raisings and secondary transactions and other corporate finance matters. The Firm serves its clients from 23 locations in North and South America, Europe, the Middle East, Asia and Australia. For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2022, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited due to the enforcement of non-compete provisions. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses is useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Alyssa Castelli
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3802
m: +1 917 526 2340	m: +1 929 969 2918
matthew.tsukroff@moelis.com	alyssa.castelli@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues	$179,871	$242,520	$367,691	$544,608

Expenses
Compensation and benefits	145,794	140,092	294,033	316,729
Occupancy	6,872	6,267	12,706	12,077
Professional fees	6,907	5,570	11,853	9,885
Communication, technology and information services	11,215	10,108	22,049	18,887
Travel and related expenses	9,213	9,366	20,181	17,009
Depreciation and amortization	1,936	1,841	4,009	3,880
Other expenses	7,520	7,077	13,837	14,515
Total Expenses	189,457	180,321	378,668	392,982

Operating income (loss)	(9,586)	62,199	(10,977)	151,626
Other income (expenses)	(5,629)	(3,046)	(3,883)	(5,281)
Income (loss) before income taxes	(15,215)	59,153	(14,860)	146,345
Provision (benefit) for income taxes	(1,969)	15,296	(5,177)	28,894
Net income (loss)	(13,246)	43,857	(9,683)	117,451

Net income (loss) attributable to noncontrolling interests	(1,272)	4,894	(1,375)	12,773
Net income (loss) attributable to Moelis & Company	$(11,974)	$38,963	$(8,308)	$104,678

Weighted-average shares of Class A common stock outstanding
Basic	68,504,772	66,290,442	67,852,077	65,572,013
Diluted	68,504,772	69,811,979	67,852,077	70,171,256
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.17)	$0.59	$(0.12)	$1.60
Diluted	$(0.17)	$0.56	$(0.12)	$1.49

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2023
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$179,871	$2,372	(a)	$182,243

Non-compensation expenses	43,663	(420)	(b)	43,243
Other income (expenses)	(5,629)	7,849	(a)(b)(c)	2,220

Income (loss) before income taxes	(15,215)	10,641		(4,574)
Provision (benefit) for income taxes	(1,969)	33	(c)(d)	(1,936)
Net income (loss)	(13,246)	10,608		(2,638)

Net income (loss) attributable to noncontrolling interests	(1,272)	1,272	(e)	—
Net income (loss) attributable to Moelis & Company	$(11,974)	$9,336		$(2,638)

Weighted-average shares of Class A common stock outstanding
Basic	68,504,772	6,284,688	(e)	74,789,460
Diluted	68,504,772	6,284,688	(e)	74,789,460
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.17)			$(0.04)
Diluted	$(0.17)			$(0.04)

(a)

Reflects a reclassification of $2.4 million of other income to revenues related to net gains from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects adjustments of $10.4 million for expenses related to the Settlement.
(c)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.2 million is reclassified to the provision for income taxes line.
(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate. Our adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.2 million, which is not included in the corporate tax provision for the period presented.

(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2022
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$242,520	$(5,076)	(a)	$237,444
Compensation and benefits	140,092	—		140,092
Other income (expenses)	(3,046)	5,076	(a)	2,030

Income (loss) before income taxes	59,153	—		59,153
Provision (benefit) for income taxes	15,296	630	(b)	15,926
Net income (loss)	43,857	(630)		43,227

Net income (loss) attributable to noncontrolling interests	4,894	(4,894)	(c)	—
Net income (loss) attributable to Moelis & Company	$38,963	$4,264		$43,227

Weighted-average shares of Class A common stock outstanding
Basic	66,290,442	5,940,806	(c)	72,231,248
Diluted	69,811,979	5,940,806	(c)	75,752,785
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.59			$0.60
Diluted	$0.56			$0.57

(a)

Reflects a reclassification of $5.1 million of other income to revenues related to unrealized losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of approximately 26.9% for the period stated.
(c)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Six Months Ended June 30, 2023
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$367,691	$(149)	(a)	$367,542

Non-compensation expenses	84,635	(420)	(b)	84,215
Other income (expenses)	(3,883)	10,370	(a)(b)(c)	6,487

Income (loss) before income taxes	(14,860)	10,641		(4,219)
Provision (benefit) for income taxes	(5,177)	(231)	(c)(d)	(5,408)
Net income (loss)	(9,683)	10,872		1,189

Net income (loss) attributable to noncontrolling interests	(1,375)	1,375	(e)	—
Net income (loss) attributable to Moelis & Company	$(8,308)	$9,497		$1,189

Weighted-average shares of Class A common stock outstanding
Basic	67,852,077	6,190,394	(e)	74,042,471
Diluted	67,852,077	10,074,194	(e)	77,926,271
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.12)			$0.02
Diluted	$(0.12)			$0.02

(a)

Reflects a reclassification of $0.1 million of other income to revenues related to net losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects adjustments of $10.4 million for expenses related to the Settlement.
(c)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.2 million is reclassified to the provision for income taxes line.
(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated; together with the tax benefit related to the settlement of share-based awards of $3.6 million, we have a net tax benefit of $5.4 million. Our adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liability originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.2 million, which is not included in the corporate tax provision for the period presented.

(e)

Assumes all outstanding Class A partnership units have been exchanged into Class A common stock. Diluted share count includes dilutive shares pursuant to the treasury stock method that are antidilutive to GAAP earnings per share.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Six Months Ended June 30, 2022
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$544,608	$(8,956)	(a)	$535,652

Compensation and benefits	316,729	(694)	(b)	316,035
Other income (expenses)	(5,281)	8,262	(a)(b)	2,981

Income (loss) before income taxes	146,345	—		146,345
Provision (benefit) for income taxes	28,894	1,208	(c)	30,102
Net income (loss)	117,451	(1,208)		116,243

Net income (loss) attributable to noncontrolling interests	12,773	(12,773)	(d)	—
Net income (loss) attributable to Moelis & Company	$104,678	$11,565		$116,243

Weighted-average shares of Class A common stock outstanding
Basic	65,572,013	6,203,531	(d)	71,775,544
Diluted	70,171,256	6,203,531	(d)	76,374,787
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.60			$1.62
Diluted	$1.49			$1.52

(a)

Reflects a reclassification of $9.0 million of other income to revenues related to unrealized losses from the mark-to-market impact on shares received as partial payment for advisory services provided on certain transactions.

(b)	Reflects a reclassification of $0.7 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 20.6% for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $9.6 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 27.1%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.